Exhibit 99.2

Encore Capital Group Announces Agreement to Acquire Controlling Stake in Cabot Credit Management

- Acquisition Brings Together U.S., U.K. Market Leaders -

- Conference call scheduled for 9:00 a.m. Eastern -

SAN DIEGO and WEST MALLING, U.K. – May 30, 2013 – Encore Capital Group, Inc., a leading U.S. debt management and recovery company (NASDAQ: ECPG), today announced an agreement to purchase 50.1 percent of the equity interest in Cabot Credit Management (CCM), held by funds advised by J.C. Flowers & Co. LLC (“J.C. Flowers & Co.”), for £128 million (approximately $192 million). Encore has the option to purchase the remaining company interest during the period from the fourth anniversary to the sixth anniversary of closing. The transaction is expected to close in the third quarter.

The partnership between Encore and the United Kingdom and Ireland-based CCM is based on a strategy of growth that brings together two market leaders to create a global leader. Once completed, the acquisition will provide CCM access to more capital, enabling the company to purchase additional debt and expand into other asset categories. It will also give CCM greater access to resources and expertise, enabling the company to drive higher levels of operational performance. CCM has purchased over 3.5 million individual consumer accounts, with a face value of over £7.7 billion. Its Estimated Remaining Collections (ERC) as of March 31, 2013 was £934 million. Its 2012 revenues were £161 million, and its revenue growth from 2010-2012 was 11 percent per annum.

“The combination of Encore and Cabot Credit Management creates a global leader in the consumer debt purchase and recoveries industry”, said Encore’s President and incoming CEO Ken Vecchione. “Encore has been looking for a strong partner in the U.K. for several years – one that is a leader, has a strong management team and has the ability to leverage our analytic capabilities and efficient operating platform. We’ve found all of this in Cabot Credit Management.”

CCM, a market leader in the U.K. and Ireland, represents an attractive opportunity for Encore to deploy capital globally in a market with strong growth potential. The U.K. is the largest mature debt purchase market in the world after the United States. Additionally, CCM has a 14-year track record of delivering steady growth.

“Cabot Credit Management has strong relationships with financial institutions and is well positioned to bid on the significant backlog of non-performing consumer debt that is likely to come to market in the U.K. over the coming years,” Vecchione went on to state. “Furthermore, the company’s in-house collections operations give it an effective and scalable tool for growth within its market.

Neil Clyne, CCM’s chief executive officer stated, “We believe Encore is a great strategic fit for our company. Their strong operating advantages will allow the investments we’ve made to be even more profitable, and we look forward to the opportunities we’ll have to learn from one another.”

“This acquisition represents a long-term commitment for Encore,” said Vecchione. “Our two companies are culturally aligned to enable outstanding collaboration, and share the same respect and concern for the consumer.” The precepts found in Encore’s industry-leading Consumer Bill of Rights are closely aligned with CCM’s Guiding Principles, which emphasize transparency, fairness, professionalism and collaboration with consumers.

Confidential and Proprietary

Finally, through the Encore and J.C. Flowers partnership, CCM will continue to be a stand-alone entity. It will retain its current staff and brand and continue to be run as its own company.

Transaction conference call

Encore also announced that it would host a conference call and slide presentation today at 9:00 a.m. ET to discuss the announcement. During the call, Encore plans to provide earnings guidance for 2013. Members of the public are invited to access the live webcast via the Internet, by logging on at the Investor Relations page of Encore’s website at www.encorecapital.com. To access the live, listen-only telephone conference portion, please dial (877) 670-9781 (U.S.) or (631) 456-4378 (international).

For those who cannot listen to the live broadcast, a replay of the conference call and slide presentation will be available shortly after the call on the Investors section of Encore’s website. A telephonic replay will be available for seven days by dialing (855) 859-2056 or (404) 537-3406 and entering the conference number 79112998.

About Encore Capital Group, Inc.

Encore Capital Group is a leading provider of debt management and recovery solutions for consumers and property owners across a broad range of assets.

Headquartered in San Diego, Encore Capital Group is a publicly traded NASDAQ Global Select company (ticker symbol: ECPG) and a component stock of the Russell 2000, the S&P SmallCap 600, and the Wilshire 4500. More information about Encore Capital Group can be found at www.encorecapital.com. Encore Capital Group’s website and the information contained therein, is not incorporated into and is not a part of this press release.

About Cabot Credit Management

Cabot Credit Management is a market leading acquirer and manager of consumer debt. Divided into four specialist businesses, Cabot Financial, Cabot Financial Ireland, Apex Credit Management and Apex Discovery Solutions, it covers debt purchase, contingency collections and customer tracing.

Cabot Credit Management has purchased assets of £7.7 billion, manages over £1 billion of assets on behalf of clients, collects over £20 million per month on portfolios it owns and on behalf of clients, and has a 14 year unbroken track record of steady growth.

The Cabot Group employs over 700 people with offices in Kings Hill, Stratford-upon-Avon and Dublin. The company prides itself on its ethical values and high standards and has an impressive list of accolades, including achieving Investors in People Gold award (accredited for 3 years) and attaining a place in the Sunday Times Top 100 Best Companies To Work For—2013. In addition, Cabot Financial has a Quality Management System ISO 9001 since 2008.

Confidential and Proprietary

Forward Looking Statements

The statements in this press release that are not historical facts, including, most importantly, those statements preceded by, or that include, the words “may,” “believe,” “projects,” “expects,” “anticipates” or the negation thereof, or similar expressions, constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 (the “Reform Act”). These statements may include, but are not limited to, statements regarding our litigation, future operating results, performance, business plans or prospects, including our ability to consummate the Cabot acquisition. For all “forward-looking statements,” the Company claims the protection of the safe harbor for forward-looking statements contained in the Reform Act. Such forward-looking statements involve risks, uncertainties and other factors which may cause actual results, performance or achievements of the Company and its subsidiaries to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. These risks, uncertainties and other factors are discussed in the reports filed by the Company with the Securities and Exchange Commission, including the most recent reports on Forms 10-K, 10-Q and 8-K, each as it may be amended from time to time. The Company disclaims any intent or obligation to update these forward-looking statements.

Contacts:

Encore Investor Relations

Paul Grinberg

Tel 858-309-6904

paul.grinberg@encorecapital.com

Adam Sragovicz

Tel 858-309-9509

adam.sragovicz@encorecapital.com

Encore Media Relations

Katie Lilley, Hillenby

Tel 703-722-3061

katielilley@hillenby.com

Cabot Credit Management Investor Relations

Chris Ross-Roberts

Chief Financial Officer

Tel +44 (0) 1732 524744

crossroberts@cabotcm.com

Cabot Credit Management Media Relations

Becky Cimelli

Public Relations Manager

Tel +44 (0) 7780 495082

bcimelli@cabotcm.com

Confidential and Proprietary